Exhibit 5(a)

                               REID & PRIEST LLP
                              40 West 57th Street
                            New York, NY  10019-4097
                             Telephone 212 603-2000
                                Fax 212 603-2001

                                                           (212) 603-2000


                                             New York, New York
                                             June 6, 1997


          Texas Utilities Company
          1601 Bryan Street
          Dallas, Texas 75201

          Ladies and Gentlemen:

                    Referring to the Registration Statement on Form S-8 to be filed by Texas Utilities Company ("Company") on or about the date hereof with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended, for the registration of 50,000 shares of common stock, without par value ("Stock"), to be offered from time to time by the Company in connection with the Long-Term Incentive Compensation Plan of the Texas Utilities Company System ("Plan"), we are of the opinion that:

                    1. The Company is a corporation validly organized and existing under the laws of the State of Texas.

                    2. All requisite action on the part of the Company's Board of Directors with respect to the issuance and delivery of Stock to be issued directly by the Company will have been taken when such Stock shall have been issued and delivered as contemplated in the Plan.

                    3. Any Stock to be issued directly by the Company will be validly issued, fully paid and non-assessable when such Stock shall have been issued and delivered as contemplated in the Plan.

                    We are members of the New York Bar and do not hold ourselves out as experts on the laws of the State of Texas. As to all matters of Texas law, we have, with your consent, relied upon an opinion of even date herewith addressed to you by Worsham, Forsythe & Wooldridge, L.L.P. of Dallas, Texas.

                    We hereby consent to the use of this opinion as an exhibit to the aforementioned Registration Statement.

                                        Very truly yours,

                                        /s/ Reid & Priest LLP

                                        REID & PRIEST LLP